EXHIBIT 10.2

STATE NATIONAL COMPANIES, INC.
2015 CASH INCENTIVE PLAN

AWARD AGREEMENT

Name of Recipient:

Maximum Amount:	$

Performance Period:

Qualified Performance- Based Award:	☐ Yes ☐ No

Date of Grant:

The Committee hereby grants to the individual named above (the “Recipient”) a performance-based cash bonus in the Maximum Amount specified above, provided all of the Performance Goals set forth in Exhibit A hereto are achieved for the Performance Period specified above.  For each Performance Goal achieved, the Company will pay the Recipient the amount set forth on Exhibit A hereto corresponding to the respective measure.  If Exhibit A includes Threshold, Target and Outstanding levels of performance, the Maximum Amount will be paid only if all of the levels of performance are at Outstanding or higher.

Neither the Plan nor this Award Agreement creates any right on the part of the Recipient to continue in the service of the Company or any Affiliates thereof.

The Recipient hereby acknowledges that all decisions, determinations and interpretations of the Board of Directors or the Committee in respect of the Plan and this Award Agreement shall be final and conclusive.

This Award is subject to the terms and conditions of the Plan, which is incorporated herein by reference.  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall prevail.  Unless otherwise defined herein, all capitalized terms herein shall have the same meaning as those contained in the Plan.

The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Recipient with respect to the subject matter hereof, and may not be modified adversely to the Recipient’s interest except by means of a writing signed by the Company and the Recipient.

This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of Delaware.

IN WITNESS WHEREOF, State National Companies, Inc. has caused this Award Agreement to be executed, and said Recipient has hereunto set his or her hand, as of this          day of                         20    .

STATE NATIONAL COMPANIES, INC.

By:

RECIPIENT

EXHIBIT A

PERFORMANCE GOALS